CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Variable Trust of our reports, dated as listed below, relating to the financial statements and financial highlights, which appear in each of the Funds’, as listed below, Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial highlights” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

Funds	Report Date

Putnam VT Diversified Income Fund	February 11, 2020
Putnam VT Equity Income Fund	February 10, 2020
Putnam VT George Putnam Balanced Fund	February 11, 2020
Putnam VT Global Asset Allocation Fund	February 12, 2020
Putnam VT Global Equity Fund	February 13, 2020
Putnam VT Global Health Care Fund	February 11, 2020
Putnam VT Government Money Market Fund	February 11, 2020
Putnam VT Growth Opportunities Fund	February 7, 2020
Putnam VT High Yield Fund	February 7, 2020
Putnam VT Income Fund	February 13, 2020
Putnam VT International Equity Fund	February 11, 2020
Putnam VT International Growth Fund (Putnam VT Emerging Markets
Equity Fund effective April 30, 2020)	February 11, 2020
Putnam VT International Value Fund	February 7, 2020
Putnam VT Multi-Cap Core Fund	February 10, 2020
Putnam VT Mortgage Securities Fund	February 12, 2020
Putnam VT Multi-Asset Absolute Return Fund	February 12, 2020
Putnam VT Research Fund	February 7, 2020
Putnam VT Small Cap Growth Fund	February 12, 2020
Putnam VT Small Cap Value Fund	February 7, 2020
Putnam VT Sustainable Future Fund	February 7, 2020
Putnam VT Sustainable Leaders Fund	February 7, 2020

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2020